EXHIBIT 4.2


NUMBER                                                                    SHARES



                                  CARDIA, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

                                  COMMON STOCK

                                             SEE REVERSE FOR CERTAIN DEFINITIONS

                                                             CUSIP

THIS CERTIFIES THAT



IS THE OWNER OF


FULLY-PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE PER SHARE, OF CARDIA, INC. (the "Corporation"), transferable in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation of the Corporation (the "Articles"), the Bylaws of the Corporation, and all amendments thereof and thereto, copies of which are available at the headquarters of the Corporation, and to all of which the holder by acceptance hereof assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile signatures of its duly authorized officers.

Dated:

/s/ PATRICK DELANEY                       /s/ JOSEPH A. MARINO
-------------------------------------     -------------------------------------
SECRETARY                                 PRESIDENT


COUNTERSIGNED:
   NORWEST BANK MINNESOTA, N.A.


                  AUTHORIZED OFFICER

         The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by ________________________ _________________ with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series (i) the differences in the relative rights and preferences between the shares for each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the articles of incorporation of the Corporation (the "Articles"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common

TEN ENT -- as tenants by the entireties

JT TEN -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - - ______________ Custodian ______________
                          (Cust)                   (Minor)

under Uniform Gifts to Minors
Act _____________________
            (State)

         Additional abbreviations may also be used though not in the above list.


For value received, ______________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE)

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